Exhibit 99.1

C-Chip Technologies Corporation
4710 St. Ambroise, Suite 227, Montréal, Quebec, H4C 2C7
(514) 337-2447 // 1 877 339-CHIP // info@C-Chip.com

C-Chip Closes on the Acquisition of Chartrand Laframboise Inc.

MONTREAL - (BUSINESS WIRE) - February 22, 2005 - C-Chip Technologies
Corporation (OTCBB: CCHI (Frankfurt: CCP-WKN: 255471) is pleased to announce that it has concluded the acquisition of Chartrand Laframboise Inc. (CLI), one of Canada's leading investigation firm.

Founded in 1986, CLI is now considered the standard in the field of investigative services in Canada. CLI`s track record is outstanding and includes over one thousand satisfied clients. Now a leader in the industry, CLI has become the authority in private investigation and security by providing clients specialized and customized services to ensure their global protection. CLI's principal services include investigation, surveillance, undercover agents, background verification, business intelligence, security consulting and labor management conflict. CLI is one of the major partners of Investigations Canada whose expertise is available throughout Canada, with 9 partners, 25 locations and over 200 private investigation and security professionals. Last year, CLI reported revenue of $8.2 million CND and its profitability was above industry standard.

Stephane Solis, President & CEO of C-Chip stated: "We are delighted that the managers and shareholders of CLI have accepted our offer. The security industry is a huge industry and, looking at current events, its growth outlook is very attractive. Further, with thousands of relatively small companies in the sector, we believe this is an industry prone for consolidation. Our plan is to draw on CLI and its outstanding management to lead our foray in the security industry. The mandate of CLI`s management is clear: Growth through acquisitions starting from East to West and then, from North to South."

In consideration for the acquisition of all businesses related to CLI, including the Commercial Business Bureau, C-Chip paid a portion in cash and issued a convertible debenture, convertible into 1,700,000 shares of our common stock at price of $0.82 per share. In parallel, we also entered into employment agreements with the principals of CLI. It's President and Chief Executive Officer, Mr. Jean Talbot, has agreed to a minimum term of 18 months, whereas it's Chairman of the Board and Chief Operating Officer, Mr. Louis Laframboise has agreed to a minimum term of 36 months.

Jean Talbot, President & CEO of CLI indicated: "We are pleased to be joining C-Chip's organization. Its management team is not only extremely dedicated, but also has a very clear vision of the market. The strategy of growth through

C-Chip Technologies Corporation
4710 St. Ambroise, Suite 227, Montréal, Quebec, H4C 2C7
(514) 337-2447 // 1 877 339-CHIP // info@C-Chip.com

acquisition in the security sector that C-Chip's management has outlined to us is very attractive and most timely. We are proud that C-Chip has chosen CLI as its foundation to rapidly build its business in security service industry. We intend to participate very actively in this growth story."

About C-Chip Technologies Corporation
 C-Chip Technologies Corporation operates in the risk management industry. On the technology side, we are positioned in an emerging and rapidly growing industry that is about interconnecting machines with IT infrastructures and mobile assets. We integrate wireless communications, online transactions, software applications, RFID technology, the Internet and, when location is required, GPS technology to enable business users to efficiently access, control, manage and monitor remote assets at low costs. Through wholly-owned subsidiaries, Canadian Security Agency (2004) Inc. and Chartrand Laframboise Investigation, we also provide corporations and institutions security services including corporate investigation, surveillance, electronic monitoring and protection of personnel and premises. The Company's goal is to be recognized as a leading provider of security services and risk management solutions used by corporations and institutions. Detailed information on our risk management solutions, their applications and our security services is available on our web site at www.c-chip.com

Contacts:

Contacts:

Stephane Solis President & CEO	Mr. Jean Talbot President & CEO
C-Chip Technologies Corporation	Chartand Laframboise Investigation
514-337-2447	514-745-5695
ssolis@c-chip.com	jtalbot@cli-investigation.com

Or

Mr. Louis Laframboise
Chartrand Laframboise Investigation
Chairman and COO
514-745-5695
lloaframboise@cli-investigation.com

FORWARD-LOOKING-STATEMENT: Except for factual statements made herein, the information contained in this press release consists of forward-looking statements that involve risks and uncertainties, including the effect of changing economic conditions, competition within the credit and security industry, customer acceptance of products and other risks and uncertainties. Such forward-looking statements are not guarantees of performance, and C-Chip Technologies Corporation results could differ materially from those contained in such statements. These forward-looking statements speak only as of the date of this release and C-Chip Technologies Corporation undertakes no obligation to publicly update any forward-looking statements to reflect new information, events or circumstances after the date of this release.